EXHIBIT 99.1

Flushing Financial Corporation To Present at the Fifteenth Annual Keefe, Bruyette & Woods 2014 Community Bank Investor Conference

LAKE SUCCESS, N.Y., July 25, 2014 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the "Company") (Nasdaq:FFIC), the parent holding company for Flushing Bank (the "Bank"), today announced that John R. Buran, the Company's President and Chief Executive Officer and David Fry, the Company's Senior Executive Vice President and Chief Financial Officer, will be participating in the Fifteenth Annual Keefe, Bruyette & Woods 2014 Community Bank Investor Conference on Wednesday, July 30, 2014.

WHO	Flushing Financial Corporation, with $4.8 billion in consolidated assets, is the holding company for Flushing Bank, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, and public entities by offering a full complement of deposit, loan, and cash management services through its 17 banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide.
WHAT	Presentation at the Fifteenth Annual Keefe, Bruyette & Woods 2014 Community Bank Investor Conference.
WHERE/WHEN	Presentation in New York, New York on Wednesday, July 30, 2014 at 10:30am (Local Time).
PRESENTATION	The presentation will focus on the Company's performance and its strategic operating objectives. The presentation will be available on the Company's website, www.flushingbank.com, on July 30, 2014. The webcast of the presentation will be available through a link on the Company's website. The Company's webcast will also be accessible via http://wsw.com/webcast/kbw21/FFIC.
Investors who wish to view the Company's webcast will need to register at the above website prior to the presentation.
RECENT NEWS	* May 20, 2014 – Flushing Financial Corporation Declares Quarterly Dividend of $0.15 Per Share.
* May 5, 2014 – Flushing Bank Recognized by Forbes as One of America's 50 Most Trustworthy Financial Companies.
* April 29, 2014 – Flushing Financial Corporation Reports 64% Increase in Core Diluted EPS From Prior Year Comparable Period on Decreased Provision Expense; Loan Portfolio Grows at an Annualized Rate of 7.9%.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingbank.com.

CONTACT: David Fry
         Senior Executive Vice President and Chief Financial Officer
         Flushing Financial Corporation
         (718) 961-5400